Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2025 Fourth Quarter and Fiscal Full Year Financial Results

•
Q4 Remaining Performance Obligations up 41% to $138 billion
•
Q4 GAAP Earnings per Share $1.19, non-GAAP Earnings per Share $1.70
•
Q4 Total Revenue $15.9 billion, up 11%
•
Q4 Cloud Revenue (IaaS plus SaaS) $6.7 billion, up 27%
•
Q4 Cloud Infrastructure (IaaS) Revenue $3.0 billion, up 52%
•
Q4 Cloud Application (SaaS) Revenue $3.7 billion, up 12%
•
Q4 Fusion Cloud ERP (SaaS) Revenue $1.0 billion, up 22%
•
Q4 NetSuite Cloud ERP (SaaS) Revenue $1.0 billion, up 18%
•
FY 2025 Total Revenue $57.4 billion, up 8%

AUSTIN, Texas, June 11, 2025 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2025 Q4 and full-year 2025 results. Total quarterly revenues were up 11% year-over-year in USD and constant currency to $15.9 billion. Cloud services and license support revenues were up 14% in USD and constant currency to $11.7 billion. Cloud license and on-premise license revenues were up 9% in USD and up 8% in constant currency to $2.0 billion.

Q4 GAAP operating income was $5.1 billion. Non-GAAP operating income was $7.0 billion, up 5% in USD and up 4% in constant currency. GAAP net income was $3.4 billion, and non-GAAP net income was $4.9 billion. GAAP earnings per share was $1.19 while non-GAAP earnings per share was $1.70.

Short-term deferred revenues were $9.4 billion. Operating cash flow was $20.8 billion during fiscal year 2025, up 12% in USD.

Fiscal year 2025 total revenues were up 8% in USD and up 9% in constant currency to $57.4 billion. Cloud services and license support revenues were up 12% in USD and constant currency to $44.0 billion. Cloud license and on-premise license revenues were up 2% in USD and up 3% in constant currency to $5.2 billion.

Fiscal year 2025 GAAP operating income was $17.7 billion, and non-GAAP operating income was $25.0 billion. GAAP net income was $12.4 billion while non-GAAP net income was $17.3 billion. GAAP earnings per share was $4.34, while non-GAAP earnings per share was $6.03.

“FY25 was a very good year—but we believe FY26 will be even better as our revenue growth rates will be dramatically higher,” said Oracle CEO, Safra Catz. “We expect our total cloud growth rate—applications plus infrastructure—will increase from 24% in FY25 to over 40% in FY26. Cloud Infrastructure growth rate is expected to increase from 50% in FY25 to over 70% in FY26. And RPO is likely to grow more than 100% in FY26. Oracle is well on its way to being not only the world’s largest cloud application company—but also one of the world’s largest cloud infrastructure companies.”

“MultiCloud database revenue from Amazon, Google and Azure grew 115% from Q3 to Q4,” said Oracle Chairman and CTO, Larry Ellison. “We currently have 23 MultiCloud datacenters live with 47 more being built over the next 12 months. We expect triple-digit MultiCloud revenue growth to continue in FY26. Revenue from Oracle Cloud@Customer datacenters grew 104% year-over-year. We have 29 Oracle Cloud@Customer dedicated datacenters live with another 30 being built in FY26. Overall Oracle Cloud Infrastructure consumption revenue grew 62% in Q4. We expect OCI consumption revenue to grow even faster in FY26. OCI revenue growth rates are skyrocketing—so is demand.”

The board of directors declared a quarterly cash dividend of $0.50 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on July 10, 2025, with a payment date of July 24, 2025.

•
A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•
A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•
To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports/.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, MySQL, and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

"Safe Harbor" Statement: Statements in this press release relating to future plans, expectations, beliefs, intentions and prospects, including projections for our growth in FY26 and our expectations of relative size among cloud applications and infrastructure companies, are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services, including our AI products; our management of complex cloud and hardware offerings, including the sourcing of technologies and technology components; our ability to secure datacenter capacity; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; economic, political and market conditions; information technology system failures, privacy and data security concerns; cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of June 11, 2025. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q4 FISCAL 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended May 31,				% Increase	% Increase (Decrease)
	2025	% of Revenues	2024	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$11,698	74%	$10,234	72%	14%	14%
Cloud license and on-premise license	2,007	13%	1,838	13%	9%	8%
Hardware	850	5%	842	6%	1%	0%
Services	1,348	8%	1,373	9%	(2%)	(2%)
Total revenues	15,903	100%	14,287	100%	11%	11%
OPERATING EXPENSES
Cloud services and license support	3,343	21%	2,522	18%	33%	32%
Hardware	252	2%	241	2%	4%	4%
Services	1,145	7%	1,160	8%	(1%)	(2%)
Sales and marketing	2,306	15%	2,114	15%	9%	9%
Research and development	2,654	17%	2,226	15%	19%	20%
General and administrative	467	3%	402	3%	16%	16%
Amortization of intangible assets	544	3%	743	5%	(27%)	(27%)
Acquisition related and other	4	0%	101	1%	(96%)	(97%)
Restructuring	79	0%	92	0%	(15%)	(16%)
Total operating expenses	10,794	68%	9,601	67%	12%	12%
OPERATING INCOME	5,109	32%	4,686	33%	9%	7%
Interest expense	(978)	(6%)	(878)	(6%)	11%	11%
Non-operating income (expenses), net	20	0%	(26)	0%	*	*
INCOME BEFORE INCOME TAXES	4,151	26%	3,782	27%	10%	8%
Provision for income taxes	724	4%	639	5%	13%	11%
NET INCOME	$3,427	22%	$3,143	22%	9%	7%
EARNINGS PER SHARE:
Basic	$1.22		$1.14
Diluted	$1.19		$1.11
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,805		2,753
Diluted	2,871		2,834

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended May 31, 2025 compared with the corresponding prior year period increased our operating income by 2 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q4 FISCAL 2025 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2025 GAAP	Adj.	2025 Non-GAAP	2024 GAAP	Adj.	2024 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$15,903	$—	$15,903	$14,287	$—	$14,287	11%	11%	11%	11%
TOTAL OPERATING EXPENSES	$10,794	$(1,926)	$8,868	$9,601	$(1,983)	$7,618	12%	16%	12%	16%
Stock-based compensation (3)	1,299	(1,299)	—	1,047	(1,047)	—	24%	*	24%	*
Amortization of intangible assets (4)	544	(544)	—	743	(743)	—	(27%)	*	(27%)	*
Acquisition related and other	4	(4)	—	101	(101)	—	(96%)	*	(97%)	*
Restructuring	79	(79)	—	92	(92)	—	(15%)	*	(16%)	*
OPERATING INCOME	$5,109	$1,926	$7,035	$4,686	$1,983	$6,669	9%	5%	7%	4%
OPERATING MARGIN %	32%		44%	33%		47%	(67) bp.	(244) bp.	(96) bp.	(266) bp.
INCOME TAX EFFECTS (5)	$724	$472	$1,196	$639	$519	$1,158	13%	3%	11%	2%
NET INCOME	$3,427	$1,454	$4,881	$3,143	$1,464	$4,607	9%	6%	7%	5%
DILUTED EARNINGS PER SHARE	$1.19		$1.70	$1.11		$1.63	8%	5%	6%	3%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,871	—	2,871	2,834	—	2,834	1%	1%	1%	1%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended May 31, 2025			Three Months Ended May 31, 2024
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$150	$(150)	$—	$140	$(140)	$—
Hardware	7	(7)	—	6	(6)	—
Services	52	(52)	—	44	(44)	—
Sales and marketing	200	(200)	—	178	(178)	—
Research and development	737	(737)	—	583	(583)	—
General and administrative	153	(153)	—	96	(96)	—
Total stock-based compensation	$1,299	$(1,299)	$—	$1,047	$(1,047)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of May 31, 2025 was as follows:

Fiscal 2026	$1,639
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Fiscal 2030	522
Thereafter	558
Total intangible assets, net	$4,587

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 17.5% and 16.9% in the fourth quarter of fiscal 2025 and 2024, respectively, and an effective non-GAAP tax rate of 19.7% and 20.1% in the fourth quarter of fiscal 2025 and 2024, respectively. The difference in our GAAP and non-GAAP tax rates in each of the fourth quarters of fiscal 2025 and 2024 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2025 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Year Ended May 31,				% Increase	% Increase (Decrease)
	2025	% of Revenues	2024	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$44,029	77%	$39,383	74%	12%	12%
Cloud license and on-premise license	5,201	9%	5,081	10%	2%	3%
Hardware	2,936	5%	3,066	6%	(4%)	(4%)
Services	5,233	9%	5,431	10%	(4%)	(3%)
Total revenues	57,399	100%	52,961	100%	8%	9%
OPERATING EXPENSES
Cloud services and license support	11,569	20%	9,427	18%	23%	23%
Hardware	782	1%	891	2%	(12%)	(11%)
Services	4,576	8%	4,825	9%	(5%)	(5%)
Sales and marketing	8,651	15%	8,274	15%	5%	5%
Research and development	9,860	17%	8,915	17%	11%	11%
General and administrative	1,602	3%	1,548	3%	3%	4%
Amortization of intangible assets	2,307	4%	3,010	6%	(23%)	(23%)
Acquisition related and other	75	0%	314	0%	(76%)	(76%)
Restructuring	299	1%	404	1%	(26%)	(26%)
Total operating expenses	39,721	69%	37,608	71%	6%	6%
OPERATING INCOME	17,678	31%	15,353	29%	15%	16%
Interest expense	(3,578)	(6%)	(3,514)	(7%)	2%	2%
Non-operating income (expenses), net	60	0%	(98)	0%	*	*
INCOME BEFORE INCOME TAXES	14,160	25%	11,741	22%	21%	21%
Provision for income taxes	1,717	3%	1,274	2%	35%	36%
NET INCOME	$12,443	22%	$10,467	20%	19%	20%
EARNINGS PER SHARE:
Basic	$4.46		$3.82
Diluted	$4.34		$3.71
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,789		2,744
Diluted	2,866		2,823

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the year ended May 31, 2025 compared with the corresponding prior year period decreased each of our total revenues and operating income by 1 percentage point.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2025 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Year Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2025 GAAP	Adj.	2025 Non-GAAP	2024 GAAP	Adj.	2024 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$57,399	$—	$57,399	$52,961	$—	$52,961	8%	8%	9%	9%
TOTAL OPERATING EXPENSES	$39,721	$(7,355)	$32,366	$37,608	$(7,702)	$29,906	6%	8%	6%	9%
Stock-based compensation (3)	4,674	(4,674)	—	3,974	(3,974)	—	18%	*	18%	*
Amortization of intangible assets (4)	2,307	(2,307)	—	3,010	(3,010)	—	(23%)	*	(23%)	*
Acquisition related and other	75	(75)	—	314	(314)	—	(76%)	*	(76%)	*
Restructuring	299	(299)	—	404	(404)	—	(26%)	*	(26%)	*
OPERATING INCOME	$17,678	$7,355	$25,033	$15,353	$7,702	$23,055	15%	9%	16%	9%
OPERATING MARGIN %	31%		44%	29%		44%	181 bp.	8 bp.	182 bp.	4 bp.
INCOME TAX EFFECTS (5)	$1,717	$2,514	$4,231	$1,274	$2,459	$3,733	35%	13%	36%	14%
NET INCOME	$12,443	$4,841	$17,284	$10,467	$5,243	$15,710	19%	10%	20%	11%
DILUTED EARNINGS PER SHARE	$4.34		$6.03	$3.71		$5.56	17%	8%	18%	9%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,866	—	2,866	2,823	—	2,823	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Year Ended May 31, 2025			Year Ended May 31, 2024
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$609	$(609)	$—	$525	$(525)	$—
Hardware	29	(29)	—	23	(23)	—
Services	202	(202)	—	167	(167)	—
Sales and marketing	757	(757)	—	667	(667)	—
Research and development	2,638	(2,638)	—	2,225	(2,225)	—
General and administrative	439	(439)	—	367	(367)	—
Total stock-based compensation	$4,674	$(4,674)	$—	$3,974	$(3,974)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of May 31, 2025 was as follows:

Fiscal 2026	$1,639
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Fiscal 2030	522
Thereafter	558
Total intangible assets, net	$4,587

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 12.1% and 10.9% in fiscal 2025 and 2024, respectively, and an effective non-GAAP tax rate of 19.7% and 19.2% in fiscal 2025 and 2024, respectively. The difference in our GAAP and non-GAAP tax rates in each of fiscal 2025 and 2024 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	May 31, 2025	May 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$10,786	$10,454
Marketable securities	417	207
Trade receivables, net	8,558	7,874
Prepaid expenses and other current assets	4,818	4,019
Total Current Assets	24,579	22,554
Non-Current Assets:
Property, plant and equipment, net	43,522	21,536
Intangible assets, net	4,587	6,890
Goodwill, net	62,207	62,230
Deferred tax assets	11,877	12,273
Other non-current assets	21,589	15,493
Total Non-Current Assets	143,782	118,422
TOTAL ASSETS	$168,361	$140,976
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and other borrowings, current	$7,271	$10,605
Accounts payable	5,113	2,357
Accrued compensation and related benefits	2,243	1,916
Deferred revenues	9,387	9,313
Other current liabilities	8,629	7,353
Total Current Liabilities	32,643	31,544
Non-Current Liabilities:
Notes payable and other borrowings, non-current	85,297	76,264
Income taxes payable	10,269	10,817
Operating lease liabilities	11,536	6,255
Other non-current liabilities	7,647	6,857
Total Non-Current Liabilities	114,749	100,193
Stockholders’ Equity	20,969	9,239
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$168,361	$140,976

ORACLE CORPORATION

FISCAL 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Year Ended May 31,
	2025	2024
Cash Flows From Operating Activities:
Net income	$12,443	$10,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,867	3,129
Amortization of intangible assets	2,307	3,010
Deferred income taxes	(1,637)	(2,139)
Stock-based compensation	4,674	3,974
Other, net	667	720
Changes in operating assets and liabilities:
Increase in trade receivables, net	(653)	(965)
Decrease in prepaid expenses and other assets	266	542
Decrease in accounts payable and other liabilities	(608)	(594)
Decrease in income taxes payable	(659)	(127)
Increase in deferred revenues	154	656
Net cash provided by operating activities	20,821	18,673
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(1,272)	(1,003)
Proceeds from sales and maturities of marketable securities and other investments	776	572
Acquisitions, net of cash acquired	—	(63)
Capital expenditures	(21,215)	(6,866)
Net cash used for investing activities	(21,711)	(7,360)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(600)	(1,202)
Proceeds from issuances of common stock	653	742
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(900)	(2,040)
Payments of dividends to stockholders	(4,743)	(4,391)
Proceeds from issuances of (repayments of) commercial paper, net	1,889	(167)
Proceeds from issuances of senior notes and term loan credit agreements, net of issuance costs	19,548	—
Repayments of senior notes and term loan credit agreements	(15,841)	(3,500)
Other financing activities, net	1,092	4
Net cash provided by (used for) financing activities	1,098	(10,554)
Effect of exchange rate changes on cash and cash equivalents	124	(70)
Net increase in cash and cash equivalents	332	689
Cash and cash equivalents at beginning of period	10,454	9,765
Cash and cash equivalents at end of period	$10,786	$10,454

ORACLE CORPORATION

FISCAL 2025 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2024				Fiscal 2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$17,745	$17,039	$18,239	$18,673	$19,126	$20,287	$20,745	$20,821

Capital Expenditures	(8,290)	(6,935)	(5,981)	(6,866)	(7,855)	(10,745)	(14,933)	(21,215)

Free Cash Flow	$9,455	$10,104	$12,258	$11,807	$11,271	$9,542	$5,812	$(394)

Operating Cash Flow % Growth over prior year	68%	13%	18%	9%	8%	19%	14%	12%

Free Cash Flow % Growth over prior year	76%	20%	68%	39%	19%	(6%)	(53%)	(103%)

GAAP Net Income	$9,375	$10,137	$10,642	$10,467	$10,976	$11,624	$12,160	$12,443

Operating Cash Flow as a % of Net Income	189%	168%	171%	178%	174%	175%	171%	167%

Free Cash Flow as a % of Net Income	101%	100%	115%	113%	103%	82%	48%	(3%)

(1)
To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

FISCAL 2025 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services	$4,635	$4,775	$5,054	$5,311	$19,774	$5,623	$5,937	$6,210	$6,737	$24,506
License support	4,912	4,864	4,909	4,923	19,609	4,896	4,869	4,797	4,961	19,523
Cloud services and license support	9,547	9,639	9,963	10,234	39,383	10,519	10,806	11,007	11,698	44,029
Cloud license and on-premise license	809	1,178	1,256	1,838	5,081	870	1,195	1,129	2,007	5,201
Hardware	714	756	754	842	3,066	655	728	703	850	2,936
Services	1,383	1,368	1,307	1,373	5,431	1,263	1,330	1,291	1,348	5,233
Total revenues	$12,453	$12,941	$13,280	$14,287	$52,961	$13,307	$14,059	$14,130	$15,903	$57,399
AS REPORTED REVENUE GROWTH RATES
Cloud services	30%	25%	25%	20%	25%	21%	24%	23%	27%	24%
License support	2%	2%	1%	0%	1%	0%	0%	(2%)	1%	0%
Cloud services and license support	13%	12%	12%	9%	12%	10%	12%	10%	14%	12%
Cloud license and on-premise license	(10%)	(18%)	(3%)	(15%)	(12%)	7%	1%	(10%)	9%	2%
Hardware	(6%)	(11%)	(7%)	(1%)	(6%)	(8%)	(4%)	(7%)	1%	(4%)
Services	2%	(2%)	(5%)	(6%)	(3%)	(9%)	(3%)	(1%)	(2%)	(4%)
Total revenues	9%	5%	7%	3%	6%	7%	9%	6%	11%	8%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services	29%	24%	24%	20%	24%	22%	24%	25%	27%	24%
License support	0%	0%	1%	1%	0%	0%	0%	0%	0%	0%
Cloud services and license support	12%	11%	11%	10%	11%	11%	12%	12%	14%	12%
Cloud license and on-premise license	(11%)	(19%)	(3%)	(14%)	(12%)	8%	3%	(8%)	8%	3%
Hardware	(8%)	(12%)	(7%)	0%	(7%)	(8%)	(3%)	(5%)	0%	(4%)
Services	1%	(3%)	(5%)	(6%)	(3%)	(8%)	(3%)	1%	(2%)	(3%)
Total revenues	8%	4%	7%	4%	6%	8%	9%	8%	11%	9%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$4,471	$4,474	$4,584	$4,642	$18,172	$4,769	$4,784	$4,811	$5,019	$19,383
Infrastructure cloud services and license support	5,076	5,165	5,379	5,592	21,211	5,750	6,022	6,196	6,679	24,646
Total cloud services and license support revenues	$9,547	$9,639	$9,963	$10,234	$39,383	$10,519	$10,806	$11,007	$11,698	$44,029
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	11%	10%	10%	6%	9%	7%	7%	5%	8%	7%
Infrastructure cloud services and license support	15%	14%	13%	12%	14%	13%	17%	15%	19%	16%
Total cloud services and license support revenues	13%	12%	12%	9%	12%	10%	12%	10%	14%	12%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	11%	9%	10%	6%	9%	7%	7%	6%	8%	7%
Infrastructure cloud services and license support	14%	12%	13%	13%	13%	14%	17%	18%	19%	17%
Total cloud services and license support revenues	12%	11%	11%	10%	11%	11%	12%	12%	14%	12%
GEOGRAPHIC REVENUES
Americas	$7,841	$8,067	$8,270	$8,945	$33,122	$8,372	$8,933	$9,000	$10,034	$36,339
Europe/Middle East/Africa	3,005	3,170	3,316	3,539	13,030	3,228	3,381	3,421	3,996	14,025
Asia Pacific	1,607	1,704	1,694	1,803	6,809	1,707	1,745	1,709	1,873	7,035
Total revenues	$12,453	$12,941	$13,280	$14,287	$52,961	$13,307	$14,059	$14,130	$15,903	$57,399

(1)
The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024 and 2023 for the fiscal 2025 and fiscal 2024 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q4 FISCAL 2025 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.